Exhibit 10.12

For Level 4, 555 Lonsdale Street,
Melbourne, Victoria 3000
T 03 8600 8888
F 03 8600 8899
W kcllaw.com.au TRC:IK 201237
EXECUTION COPY

Certain identified information has been excluded from the exhibit because it both:

(i)	is not material; and
(ii)	is the type that the company treats as private or confidential.

[***] indicates that information has been redacted.

Tradefloor Holdings Pty Ltd ACN 603 342 329 the Borrower

and

Enhanced Investments Pty Ltd ACN 639 583 930 the Lender

Working Capital

Facility Agreement

Liability limited by a scheme approved under Professional Standards Legislation

Table of Contents

1.	Definitions and interpretation	3
2.	The Facility	12
3.	Conditions precedent	12
4.	Advances	13
5.	Interest payable to the Lender	13
6.	Fees	15
7.	Repayment and prepayment	15
8.	Payments generally	16
9.	Representations, obligations and events of default	17
10.	Reporting obligations	20
11.	General and Financial Obligations	22
12.	Secured Property undertakings	24
13.	Events of Default	25
14.	Lender undertakings post-Merger	29
15.	Increased costs and change of law	29
16.	Costs and expenses	31
17.	General Indemnity	32
18.	Preserving the Lender’s Powers	32
19.	Assignment and substitution	34
20.	Registration of Security Interest	35
21.	Discharge of Security	35
22.	GST	36
23.	Notices	37
24.	General	38
Schedule 1 – Key Details		42
Schedule 2 – Conditions Precedent to initial Advance		43
Schedule 3 – Drawdown Notice		44
Schedule 4 - Verification Certificate		46

KCL Law

This Agreement is dated May 15, 2020 and made between:

1	TRADEFLOOR HOLDINGS PTY LTD ACN 603 342 329 (“Borrower”);

2	ENHANCED INVESTMENTS PTY LTD ACN 639 583 930 (“Lender”).

Operative provisions

1.	Definitions and interpretation

1.1	Definitions

“Accounts” means, in relation to the Borrower, its most recent profit and loss accounts, balance sheets, cash flow statements, reports (including auditors’ reports and directors’ reports) and notes attached to, or intended to be read with, any of them.

“Accounting Standards” means:

(a)	to the extent to which they apply, the accounting standards approved under the Corporations Act and the requirements of that law about the preparation and content of accounts; and

(b)	generally accepted and consistently applied principles, policies, practices and procedures in Australia, acceptable to the Australian Accounting Standards Board except those inconsistent with the standards or requirements referred to in paragraph (a) of this definition.

“Advance” means any loan made or to be made under the Facility, or the principal amount outstanding for the time being of that loan, including any amount capitalised under clause 5.3.

“Associate” has the meaning given to that term in the Corporations Act.

“Attorney” means an attorney appointed under a Finance Document.

“Authorisation” includes:

(a)	a consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a Government Agency; and

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgment, filing, registration or notification, the expiry of such period without that intervention or action.

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“Authorised Representative” means:

(a)	in respect of any Obligor, any person nominated by or on behalf of that Obligor as an Authorised Representative by notice to the Lender, accompanied by certified signature of any person so nominated, and in respect of which:

(i)	the identity of that person has been verified to the Lender’s satisfaction in order to manage the Lender’s anti-money laundering, counter-terrorism financing or economic and trade sanctions risk or to comply with any laws or regulations in Australia or in any other applicable jurisdiction; and

(ii)	the Lender has not received notice of revocation of the appointment; and

(b)	in respect of the Lender, a director or secretary of the Lender, any attorney of that Lender or any other person appointed by that party to be an Authorised Representative for the purposes of the Finance Documents.

“Availability Period” means the period starting on the date of this document and ending on the date of Financial Close.

“Avoidance of Payment” means any payment or other transaction relating to the Secured Money that is void, voidable, unenforceable or defective or is claimed to be so.

“Business Day” means a day on which banks are open for general banking business, and the Lender is open for business, in Melbourne.

“Change of Law Notice” has the meaning give in clause 15.5.

“Claim” means any claim, notice, demand, action, proceeding, litigation, investigation or judgment whether based in contract, tort, statute or otherwise.

“Collateral Security” means each present or future Security Interest, Guarantee or other document or agreement created or entered into as security (directly or indirectly) for the payment of the Secured Money or the performance by any Obligor of any of its obligations to the Lender under the Finance Documents including, without limitation, the Security.

“Control” means in relation to an entity, the power to directly or indirectly:

(a)	control the composition of that entity’s board of directors,

(b)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of that entity; or

(c)	hold more than one-half of the issued share capital of that entity (excluding any part of that issued share capital which carries no right to participate beyond a specified amount in the distribution of either profits or capital).

“Corporations Act” means the Corporations Act 2001 (Cth).

“Default” means an Event of Default or Potential Event of Default.

“Disposal” means a sale, lease, licence, transfer or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Dollars” means Australian dollars.

“Drawdown Date” means the date notified by the Borrower to the Lender to be the date for the drawdown of an Advance by way of a Drawdown Notice.

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“Drawdown Notice” means a notice in writing requested by the Lender to provide an Advance to the Borrower in accordance with clause 4.1.

“Encumbrance” means a Security Interest or an easement, restrictive covenant, caveat or similar restriction over property.

“Establishment Fee” means the establishment fee described in Item 3 of Schedule 1 (Key Details) and payable by the Borrower to the Lender in accordance with clause 6.1.

“Event of Default” means each event set out in clause 13.

“Facility” means the facility made available by the Lender to the Borrower under Clause 2.1.

“Facility Limit” means the amount set out in Item 1 of Schedule 1 (Key Details).

“Finance Documents” means each of:

(a)	this document;

(b)	each Security;

(c)	the Individual Guarantee and Indemnity;

(d)	any Drawdown Notice;

(e)	any Collateral Security;

(f)	a document the Lender and the Borrower agree is a Finance Document for the purposes of this definition; and

(g)	a document entered into or given under or in connection with, or the purpose of amending or novating any of the above documents.

“Financial Close” means the date on which the first Advance is made by the Lender to the Borrower in accordance with this document.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and any debit balance at any financial institution;

(b)	any amount raised under any acceptance credit, bill acceptance or bill endorsement facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

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(f)	any redeemable shares where the holder has the right, or the right in certain conditions, to require redemption;

(g)	any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(h)	consideration for the acquisition of assets or services payable more than 90 days after acquisition;

(i)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(j)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

“General Security Agreement” means the general security agreement dated on or about the date of this agreement granted by the Borrower in favour of the Lender.

“Government Agency” means any government or any governmental or semi- governmental entity, authority, agency, commission, corporation or body (including those constituted or formed under any Statute), local government authority, administrative or judicial body or tribunal or stock exchange.

“GST” means goods and services under the GST Law.

“GST Act” means A New Tax System (Goods and Services Tax) Act 1999 (Cth), as in force from time to time.

“GST Law” has the same meaning as in the GST Act.

“Guarantee” means a guarantee, indemnity, letter of credit, letter of comfort or any other obligation or irrevocable offer (whatever it is called and whatever its nature) to provide funds for the payment or discharge of, to indemnify any person against the consequences of default in the payment of, or to be responsible for an obligation or monetary liability of another person, a dividend, distribution, capital or premium on shares, stock or other interests, or the solvency or financial condition of another person.

“Higher Rate” means the rate per annum set out in Item 4 of Schedule 1 (Key Details).

“Individual Guarantee and Indemnity” means the document entitled “Individual Guarantee and Indemnity” dated on or about the date of this document granted by each Individual Guarantor in favour of the Lender.

“Individual Guarantor” means each person described in Item 7 of Schedule 1 (Key Details).

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“Insolvency Event” means, with respect to a person:

(a)	where a person is an individual:

(i)	the person commits an act of bankruptcy within the meaning of section 40 of the Bankruptcy Act 1966 (Cth);

(ii)	the person signs of an authority under Part X of the Bankruptcy Act 1966 (Cth);

(iii)	the person becomes, or the person takes any step that could result in the person becoming, an insolvent under administration (as defined in section 9 of the Corporations Act);

(iv)	the person otherwise becomes bankrupt, dies, ceases to be of full legal capacity or otherwise becomes incapable of managing his or her own affairs for any reason;

(b)	where a person is a corporation:

(i)	it is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due;

(ii)	it suspends payment to creditors generally;

(iii)	a moratorium is declared in respect of any of its indebtedness,

(iv)	it becoming insolvent within the meaning of section 95A of the Corporations Act

(v)	a receiver, receiver and manager, controller, trustee or similar officer is appointed in respect of all or any part of the business, assets or revenues of the corporation;

(vi)	the appointment of or the passing of a resolution to appoint an administrator or liquidator or the taking of any steps to appoint an administrator or liquidator or to pass a resolution to appoint an administrator or liquidator;

(vii)	the entering into or passing of a resolution to enter into any agreement, arrangement, composition or compromise with or, assignment for the benefit of, its creditors or any class of them;

(viii)	the passing of a resolution of members for winding up the corporation or the making of a winding up order by a court;

(ix)	the corporation being taken, under section 459F of the Corporations Act, to have failed to comply with a statutory demand;

(x)	the corporation being presumed to be insolvent by a court under section 459C(2) of the Corporations Act;

(xi)	in respect of a Part 5.7 body as defined in the Corporations Act, the commencement of a winding up under Part 5.7B of the Corporations Act in respect of that body; or

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(c)	anything analogous to, or of a similar effect to, anything described in paragraphs (a) or (b) above occurring in relation to the person in any jurisdiction.

“Investigating Accountants” means representatives or accountants appointed by the Lender in accordance with this document to investigate the affairs and financial position of any Obligor.

“KYC Checks” means the Lender’s ‘know your customer’ or similar identification and verification checks and procedures required for the Lender to comply with the Anti-Money Laundering and Counter Terrorism Financing Act 2006 (Cth), the Anti-Money Laundering and Counter Terrorism Financing Rules and any other law or regulation of Australia or comparable law or regulation of another country, and to manage anti-money laundering, counter terrorism financing or economic and trade sanctions risk.

“Legal Costs and Disbursements” means the Lender’s legal costs plus GST and disbursements to be deducted from the first Advance in accordance with clause 4.2(c).

“Loss” means any damage, loss, cost, expense or liability however arising, which a party will be entitled to recover as a matter of law.

“Lower Rate” means the rate per annum set out in Item 5 of Schedule 1 (Key Details).

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operation, property or condition (financial or otherwise) of an Obligor;

(b)	the ability of an Obligor to perform its obligations under any Finance Document;

(c)	the effectiveness or priority of any Security Interest granted by an Obligor under any Finance Document; or

(d)	the validity or enforceability of the whole or any part of any Finance Document or any rights or remedies of the Lender under the Finance Documents.

“Merger” means the share exchange acquisition between OpenMarkets and the Borrower scheduled to occur after the date of this document, in which OpenMarkets will issue shares to the shareholders of the Borrower in exchange for OpenMarkets acquiring not less than 90% of the share capital issued by the Borrower.

“Minimum Repayment Date” means the date set out in Item 6 of Schedule 1 (Key Details).

“Obligor” means the Borrower or an Individual Guarantor.

“OpenMarkets” means OpenMarkets Group Limited ACN 159 661 453.

“Permitted Disposal” means any Disposal:

(a)	arising as a result of a Permitted Security Interest; or

(b)	made with the prior written consent of the Lender.

“Permitted Encumbrance” means:

(a)	any Encumbrance created under a Finance Document;

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(l)	any Permitted Security Interest; or

(m)	any other Encumbrance in relation to which the Lender has given its prior written consent.

“Permitted Financial Indebtedness” means any Financial Indebtedness incurred:

(a)	under any Finance Document; or

(b)	with the prior written consent of the Lender.

“Permitted Security Interest” means:

(a)	any Security Interest granted under any Finance Documents;

(b)	a lien arising by operation of law in the ordinary course of day-to-day trading (unless the lien secures overdue debts);

(c)	any retention of title arrangement entered into in the ordinary course of trading on the suppliers usual terms of sale so long as the obligation it secures is paid when due or contested in good faith; or

(d)	any Security Interest approved by the Lender in writing.

“Power” means any right, power, discretion or remedy of the Lender, a Receiver or an Attorney under any Finance Document or applicable law.

“Potential Event of Default” means any event, thing or circumstance which with the giving of notice or passage of time or the fulfilment of any condition (or any combination of the above) would become an Event of Default.

“PPSA” means the Personal Property Securities Act 2009 (Cth).

“Receiver” means a receiver or receiver and manager.

“Redemption Amount” has the meaning given to it in clause 7.4.

“Redemption Date” has the meaning given to it in clause 7.4.

“Related Corporation” means a ‘related body corporate’ as that term is defined in the Corporations Act.

“Repayment Date” means the date set out in Item 2 of Schedule 1 (Key Details).

“Review Event” has the meaning given to it in clause 13.3 (Review Event).

“Secured Money” means, at any time, all money (in whatever currency) that any Obligor is at the time liable (actually, prospectively or contingently) to pay to the Lender on any account and in any way whatever under or in connection with this document or any other Finance Document or any transaction contemplated by them (including by way of principal, interest, fees, costs, charges, expenses, Guarantee obligations or damages) and money which the Obligor would be liable to pay but for an Insolvency Event having occurred in respect of it.

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“Secured Property” means all property and assets which are subject to a Security.

“Security” means the General Security Agreement.

“Security Interest” means a security interest under the PPSA or any other right, interest or power:

(a)	reserved in or over an interest in any asset including any retention of title;

(b)	created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust, power; or

(c)	given by way of security for the payment of a debt or any other monetary obligation or the performance of any other obligation,

and includes, but is not limited to, any agreement to grant or create any of the above.

“Tax” means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any Government Agency and includes, but is not limited to any tax payable under the GST Act or any interest, fine, penalty, charge, fee or any other amount imposed in addition to, or in respect of any of the above but excludes tax on the overall net income of the Lender.

“Tax Law” means any law or statute relating to any Tax.

“Termination Date” means the earlier of:

(a)	the Repayment Date; and

(b)	any date on which the Facility is terminated or cancelled by the Lender in accordance with this document.

“Treasury Transaction” means any swap, hedge, cap, collar, ceiling or floor agreement, futures contract, forward exchange or forward purchase contract or option contract, in each case, in respect of any currency, interest rate or commodity or any similar transaction.

“Verification Certificate” means a verification certificate for the Borrower in the form set out in Schedule 4 (Verification Notice).

1.2	Interpretation

In this document, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	words denoting any gender include all genders;

(c)	other grammatical forms of defined expressions have corresponding meanings;

(d)	a reference to a party to this document includes the party’s successors and permitted substitutes and assigns;

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(e)	a reference to a document or agreement includes that document or agreement as novated, altered, supplemented or replaced;

(f)	a reference to any thing (including any amount) includes any part of that thing and a reference to a group of things or persons includes each thing or person in that group;

(g)	references to clauses, schedules and annexures are references to clauses of and schedules and annexures to this document;

(h)	references to ‘persons’ or ‘entities’ or words implying natural persons include bodies corporate, joint ventures, partnerships, trusts, associations, unincorporated bodies and Government Agencies;

(i)	a reference to any statute, ordinance, code or other law, or to any sections or provisions thereof includes any statutory modification or enactment or statutory provisions substituted therefore and all ordinances, by laws, regulations and other statutory documents issued thereunder;

(j)	a reference to the words ‘including’ or ‘such as’ when introducing an example does not limit the meaning of the words to which the example relates to that example or examples or a similar kind;

(k)	where any word is a given a defined meaning, any other part of speech or other grammatical form in respect of such word or phrase has a corresponding meaning;

(l)	headings are for convenience only and do not affect the interpretation of the relevant document; and

(m)	no provision or expression in this document is to be construed against a party on the basis that the party (or its advisers) was responsible for the drafting of this document.

1.3	Business Day convention

If anything (other than the making of a payment) is required by this document to be done or by a day which is not a Business Day, then it must be done on or by the next following Business Day. If any payment (other than a payment which is due on demand) is required by this document to be made on or by a day which is not a Business Day that payment must be made on the preceding Business Day.

1.4	Subsisting Events of Default

A Default or Review Event is subsisting under this document if it has not been either:

(a)	remedied to the satisfaction of the Lender; or

(b)	waived in writing by the Lender.

1.5	Discretion

If the Lender has the discretion to require or determine something, consent to something, or act in a certain way under a Finance Document, that discretion is unfettered and absolute. It may be exercised without obligation, despite any previous waiver and in addition to any other rights or remedies conferred by the Finance Document or by law. Any determination made by the Lender will be in the Lender’s sole and absolute discretion and will conclusive and binding, except in the case of obvious error.

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1.6	Inconsistency between documents

If this document is inconsistent with any other Finance Document, this document prevails to the extent of the inconsistency.

2.	The Facility

2.1	The Facility

(a)	Subject to the terms of this document, the Lender makes available to the Borrower during the Availability Period a cash advance facility in Dollars in an aggregate amount not greater than the Facility Limit.

(b)	The maximum total amount of financial accommodation available under this document is equal to the Facility Limit.

2.2	Purpose

(a)	Each Advance must only be used by the Borrower for the working capital purpose of the Borrower.

(b)	The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this document.

2.3	Termination Date

The Facility shall terminate on the Termination Date.

2.4	Extension of Facility

Following a written request from the Borrower before the Termination Date, the Lender may consider extending the term of the Facility. Such determination shall be in the Lender’s absolute discretion. If the Lender confirms in writing that it agrees to extend the term of the Facility, the Borrower shall execute, and shall ensure each other Obligor executes, such documentation as the Lender reasonably requests in order to extend the Facility.

3.	Conditions precedent

3.1	Conditions precedent to initial Advance

The Borrower may not deliver a Drawdown Notice for the initial Advance unless the Lender has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent to initial Advance) in form and substance satisfactory to the Lender. The Lender shall notify the Borrower promptly upon being so satisfied.

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3.2	Conditions precedent to each Advance generally

The Lender’s obligation to provide an Advance is subject to the Lender being satisfied that on the date of the relevant Drawdown Notice and on the relevant proposed Drawdown Date:

(a)	no Default or Review Event is continuing or would result from the proposed Advance; and

(b)	each representation or warranty to be made by each Obligor under this document is true and correct in all respects and not misleading with reference to the facts and circumstances existing at that time.

4.	Advances

4.1	Drawdown Notice

(a)	The Lender is not obliged to make an Advance to the Borrower unless the Lender has received from the Borrower a Drawdown Notice by no later than 4:00pm on the date that is three (3) Business Days (or such later date as agreed by the Lender) before the proposed Drawdown Date.

(b)	Each Drawdown Notice, once delivered to the Lender, is irrevocable and will not be regarded as having been duly completed unless:

(i)	it is in the form set out in Schedule 3 (Drawdown Notice) and signed by an Authorised Representative of the Borrower;

(ii)	the proposed Drawdown Date is a Business Day that falls within the Availability Period; and

(iii)	following a requested Advance, the aggregate of all outstanding Advances (including all capitalised interest and fees) does not exceed the Facility Limit.

4.2	Interest, fees and costs deducted from first Advance

The Borrower authorises the Lender to deduct from the first Advance:

(a)	an amount equal to 9 months capitalised interest on the Facility Limit, being the amount equal to [xxx];

(b)	the Establishment Fee in satisfaction of the Borrower’s obligation to pay the Establishment Fee in accordance with clause 6.1; and

(c)	any other fees or costs payable to or incurred by the Lender as at the date of Financial Close.

5.	Interest payable to the Lender

5.1	Calculation of interest

Interest will accrue on each Advance on and from the Drawdown Date:

(a)	at the Higher Rate; but

(b)	for so long as clause 5.5 does not apply, at the Lower Rate.

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5.2	Payment of interest in advance

Interest on the Facility Limit shall be capitalised in accordance with clause 5.3 and is payable in advance on the Drawdown Date for the first Advance.

5.3	Capitalisation of interest and fees

(a)	During the period from Financial Close until (but excluding) the Termination Date, the Borrower shall capitalise the interest payable on the Facility Limit and the Establishment Fee (each such amount, a Capitalised Amount), and the Lender agrees to advance to the Borrower an amount equal to the Capitalised Amount on the Drawdown Date for the first Advance if:

(i)	the Lender is satisfied that no Default or Review Event is subsisting or will occur as a result of the capitalisation; and

(ii)	the outstanding amount of all Advances will not exceed the Facility Limit immediately after the Capitalised Amount is capitalised.

The Borrower must pay a Capitalised Amount on any date on which that Capitalised Amount would otherwise be payable if any one or more of the above conditions is not satisfied.

(b)	The Lender and the Borrower agree that:

(i)	a Drawdown Notice is not required for any advance made under paragraph (a);

(ii)	the amount of any such advance will be taken to be added to the corresponding Advance (or will otherwise comprise a separate Advance, at the Lender’s election) as at the relevant date for all purposes under this document (including for the calculation of interest on the Advance from that date); and

(iii)	upon the making of any such advance, the Capitalised Amount will be taken to have been paid on that date.

5.4	Computation of interest

Interest payable under this document will:

(a)	accrue from day to day (and compounds monthly in arrears);

(b)	be computed from and including the day when the money on which interest is payable becomes owing to the Lender by the Borrower until but excluding the day of payment of that money; and

(c)	be calculated on the actual number of days elapsed on the basis of a 365 day year.

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5.5	When Higher Rate applies

If:

(a)	the Borrower does not pay an amount payable by it on the due date in accordance with this document, then the Higher Rate immediately applies to all amounts outstanding under this document, calculated on and from the due date for payment, without further action required by the Lender until any overdue amount is paid to the Lender in full; or

(b)	any Event of Default occurs, then the Higher Rate immediately applies to all amounts outstanding under this document, calculated on and from the date that the Event of Default occurs, without further action required by the Lender until the Secured Money is fully and finally repaid.

6.	Fees

6.1	Establishment Fee

Subject to clause 5.3, the Borrower shall pay the Establishment Fee to the Lender on the date of Financial Close.

6.2	Fees not refundable

All fees payable under this document are non-rebatable and non-refundable.

7.	Repayment and prepayment

7.1	Repayment of Secured Money

The Borrower must repay the Secured Money, together with all accrued but unpaid interest, fees and costs, on the Repayment Date.

7.2	Voluntary Prepayments

(a)	Subject to clause 7.4, the Borrower may prepay all or part of an Advance, if it gives at least 5 Business Days’ notice to the Lender of its intention to do so. Such notice is irrevocable.

(b)	Unless the Lender agrees otherwise, prepayment of part only of an Advance may only be made in a minumum principal amount of $25,000.

7.3	Prepayments generally

(a)	An amount which has been prepaid under this document cannot be redrawn.

(b)	If the Borrower prepays any amount under this document it must at the same time pay all accrued but unpaid interest and fees owing on that amount.

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7.4	Minimum interest period

(a)	If the Borrower repays the Secured Money in full at any time on or before the Minimum Repayment Date, the Borrower authorises the Lender to retain all capitalised interest on the Facility Limit accrued up to and including the Minimum Repayment Date. Provided no Default has occurred and is subsisting at that time, the Lender agrees to reimburse to the Borrower all capitalised interest on the Facility Limit accrued for the period commencing after the Minimum Repayment Date until the Repayment Date.

(b)	Provided no Default has occurred and is subsisting at that time, if the Borrower repays the Secured Money in full at any time after the Minimum Repayment Date but before the Repayment Date, the Lender agrees to reimburse to the Borrower all capitalised interest on the Facility Limit accrued for the period commencing after the date of prepayment until the Repayment Date.

(c)	For the avoidance of doubt, the Establishment Fee paid by the Borrower in accordance with clause 6 is excluded from calculation of the Minimum Earn Amount.

8.	Payments generally

8.1	Manner of payment

(a)	All payments to be made by an Obligor under a Finance Document must be made in Dollars at or before 3.00pm on the due date to an account specified by the Lender.

(b)	Payments must be made in immediately available fund and free of any set-off, counterclaim or, subject to clause 8.3, deduction or withholding.

8.2	Amounts payable on demand

Any amount which is not expressed by a Finance Document to be payable on a specified date is payable immediately on receipt by the Borrower of a written demand by the Lender.

8.3	Deduction or withholding required

(a)	All payments by each Obligor under any Finance Document, whether of principal, interest or other amounts, will be without deduction or withholding for any present or future Taxes unless that Obligor is compelled by law to deduct or withhold the same.

(b)	If an Obligor must deduct or withhold Tax from a payment to the Lender, it must:

(i)	make that deduction and/or withholding, pay to the appropriate Government Agency the full amount deducted and/or withheld as required by law and give the Lender a receipt for the payment; and

(ii)	increase its payment to the Lender to an amount which will result in the Lender receiving (after deduction or withholding of any Taxes in respect of the increased payment) the full amount which it would have received if no deduction or withholding had been required.

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8.4	Appropriation of payments

(a)	Except where clause 8.4(b) applies, all payments made by an Obligor under a Finance Document may be appropriated as between principal, interest and other amounts as the Lender determined or, failing determination, in the following order:

(i)	first, towards reimbursement of all fees, costs, expenses charges, damages and indemnity payments due and payable by an Obligor under a Finance Document;

(ii)	second, towards payment of interest due and payable under a Finance Document;

(iii)	third, the aggregate principal amount of any outstanding Advances (including any capitalised interest and fees);.and

(iv)	fourth, towards repayment or prepayment of any other Secured Money.

(b)	Any money recovered by the Lender as a result of the exercise of a Power under a Security must be appropriated in the manner provided in that Security.

(c)	Any appropriation under clauses 8.4(a) or (b) overrides any appropriation made by an Obligor.

8.5	Insufficient payments

If an amount received by the Lender is insufficient to discharge the obligations of an Obligor to the Lender at that time, the Lender may apply that amount to reduce the Secured Money in the order, and to satisfy whatever party of the Secured Money, the Lender sees fit. The application will override any appropriation made by an Obligor.

8.6	Payment Direction

If:

(a)	an Obligor directs the Lender to make a payment that the Lender is obliged to make under a Finance Document; or

(b)	the Lender directs an Obligor to make a payment that the Obligor is obliged to make under a Finance Document,

to a particular person or in a particular manner, the recipient of the direction is taken to have satisfied its obligations to make the payment under the Finance Document by paying in accordance with the direction. An Obligor satisfies such a payment obligation only when the Lender, or the person to whom it is otherwise directed, receives the payment.

9.	Representations, obligations and events of default

9.1	General representations and warranties

Each Obligor that is party to this document represents and warrants to the Lender that:

(a)	(Status) it is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation;

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(b)	(power) it has the power and the right to carry on its business, and to enter into and exercise its rights and perform its obligations under each Finance Document to which it is a party;

(c)	(binding obligations)

(i)	each Finance Document to which it is a party constitutes its valid and legally binding obligation and is enforceable against it in accordance with its terms, subject to any necessary stamping and registration requirements and laws affecting creditors’ rights generally;

(ii)	(Without limiting the generality of paragraph (i) above), each Security to which it is a party creates the Security Interest which that Security purports to create and that Security Interest is, subject to any necessary registration requirements, equitable principles and laws generally affecting creditors’ rights, valid and effective;

(d)	(conflicts) its execution and performance of each Finance Document to which it is a party does not and will not:

(i)	conflict with or violate any law, judgment, ruling, order, document or agreement that binds it (including its constituent documents);

(ii)	result in a Security Interest (other than under a Collateral Security) being created on, or crystallising over, any of its assets; or

(iii)	result in a default under any agreement relating to any of its Financial Indebtedness;

(e)	(Authorisations obtained) each Authorisation required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(ii)	to make the Finance Documents to which it is a party its legal, valid binding and enforceable obligations, admissible in evidence in its jurisdiction of incorporation;

(iii)	necessary for the effectiveness as a Security Interest (with the priority contemplated in it) of each Collateral Security; or

(iv)	material to the conduct by it of its business,

has been obtained and is in full force and effect;

(f)	(compliance with laws) it has complied with all laws and Authorisations applicable to it or its business;

(g)	(solvency) an Insolvency Event has not occurred with respect to it and there are reasonable grounds to expect that, on execution of each Finance Document to which it is a party, it will continue to be able to pay all its debts as and when they become due and payable;

(h)	(litigation) (except as described in writing to, and accepted in writing by, the Lender) no litigation or administrative, arbitration or other proceeding or action (including any action by a Government Agency) is current or pending or, to its knowledge, is likely or threatened which, if adversely determined, would have or be likely to have a Material Adverse Effect;

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(i)	(information accurate) all information provided to the Lender by any Obligor in connection with the Finance Documents is accurate in all material respects and not deficient, misleading or deceptive in any material respect (whether by its inclusion or by the omission of other information);

(j)	(financial information) the latest Accounts which have been delivered to the Lender:

(i)	were prepared in accordance with Accounting Standards, consistently applied; and

(ii)	give a true and fair view of the financial condition and state of affairs of the applicable Obligor as at the date they were prepared, and since the date of those Accounts there has been no material adverse change in the financial condition of the Obligor as shown in those Accounts;

(k)	(good title to assets) it has a good and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted;

(l)	(no trust), it is not entering into any Finance Document to which it is a party as the trustee of any trust or settlement;

(m)	(no Default)

(i)	no Default or Review Event is continuing or might reasonably be expected to result from the making of any Advance or the entry into, the performance of, or any transaction contemplated by, any Finance Document; and

(ii)	no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which may have a Material Adverse Effect;

(n)	(own enquiries) it has relied on its own investigations and enquiries regarding the transactions contemplated by the Finance Documents and has not relied on any information, advice or opinion (including information, advice or opinions regarding interest rates or exchange rates) given or offered by or on behalf of the Lender even if in answer to any enquiry by or for it;

(o)	(Taxation) it has complied with all taxation laws in all jurisdictions in which it is subject to Taxes and has paid all Taxes due and payable by it, other than Taxes:

(i)	assessed as payable by an Obligor and which are being diligently contested in good faith;

(ii)	have been disclosed to the Lender in writing; and

(iii)	the non-payment of which would not have a Material Adverse Effect;

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(p)	(No financial assistance or benefit to a related party) the execution and delivery by it of any Finance Document to which it is a party or the participation by it in any transaction in connection with any Finance Document to which is a party will not contravene Part 2J.3 or Chapter 2E of the Corporations Act; and

(q)	(corporate benefit) its entry into the transactions contemplated by the Finance Documents is in its best interests and for its benefit.

9.2	Secured Property representations and warranties

The Borrower represents and warrants to the Lender that:

(a)	(ownership of assets) it is the legal and beneficial owner of all Secured Property that is subject of each Collateral Security given by it;

(b)	(assets free of Encumbrances) its assets are free of any Encumbrance other than any Permitted Encumbrance;

(c)	(Ranking) the Security has or will following registration have the ranking in priority which it is expressed to have and it is not subject to any prior ranking or pari passu ranking Security Interest.

9.3	Representations and warranties repeated

Each representation and warranty in this document is repeated on the date of each Drawdown Notice, each Drawdown Date and on the last day of each calendar month, with reference to the facts and circumstances subsisting at that date until the Secured Moneys have been finally paid in full.

9.4	Reliance on representations and warranties

Each Obligor acknowledges that the Lender has entered into this document and agreed to provide the Facility in reliance on the representations and warranties in this clause 9.

9.5	No representations to Obligor

No Obligor is executing this document as a result or in reliance upon, any promise, representation, statement or information of any kind or nature whatever given or offered to it by or on behalf of the Lender whether in answer to any enquiry by or on behalf of the Obligor or not.

10.	Reporting obligations

10.1	General information

Each Obligor must notify the Lender, with reasonable details, as soon as it becomes aware of any one or more of the following:

(a)	(Default) the occurrence of a Default or Review Event and (if applicable) the steps taken or proposed to be taken to remedy it;

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(b)	(litigation) any litigation or administrative, arbitration or other proceeding or action (including any action by a Government Agency) which is current or pending or, to its knowledge, likely or threatened which:

(i)	if adversely determined, would have or be likely to have a Material Adverse Effect; or

(ii)	involves a claim against it for an amount in excess of $50,000 or its equivalent;

(c)	(Government Agencies) any notice or order of a material nature to or from, or correspondence of a material nature with, a Governmental Agency in relation to the Borrower or its assets, or any Secured Property or its use;

(d)	(Authorisations) any proposal by a Government Agency to revoke or materially amend any Authorisation:

(i)	necessary for the execution, delivery, or performance by an Obligor or the validity or enforceability, of a Finance Document;

(ii)	necessary for the effectiveness as a Security Interest (with the priority contemplated in it) of each Collateral Security; or

(iii)	material to the conduct by an Obligor of its business;

(e)	(Material Adverse Effect) any event or circumstance which has or is likely to have a Material Adverse Effect.

10.2	Accounts and other information

The Borrower must give the following to the Lender:

(a)	(Accounts) any Accounts within 21 Business Days of a request by the Lender;

(b)	(Authorised Representatives) promptly, notice of any change to any Obligor’s Authorised Representatives (which notice must be signed by the secretary or a director of the Obligor and must contain a specimen signature of each new Authorised Representative) and, if requested by the Lender, evidence of the Authorised Representatives’ authority;

(c)	(shareholders) on the same date on which the report or other item is issued, a copy of all reports, accounts, notices and circulars issued by it to any of its shareholders;

(d)	(creditors) all documents dispatched by the Borrower to its creditors generally (or any class of them) at the same time as they are dispatched;

(e)	(judgements, etc) promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any Obligor; and

(f)	(other information) promptly, such other information the Lender reasonably requests regarding the Merger, the Secured Property, or the financial condition or business operations of any Obligor.

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10.3	Preparation and form of Accounts

Any Accounts given to the Lender from time to time by the Borrower must:

(a)	be prepared and, if applicable, audited by a reputable and suitably qualified accountant (who must be acceptable to the Lender) in accordance with Accounting Standards and all applicable laws;

(b)	be certified by: a director of the Borrower as an accurate and complete statement of the financial position of the Borrower; and

(c)	at the time of delivery, give a true and fair view of the state of affairs of the Borrower or give an explanation of any divergence between the Accounts and a true and fair view, as at the date on which, and for the period in respect of which, the Accounts are prepared.

11.	General and Financial Obligations

11.1	Positive Obligations

Each Obligor must:

(a)	(comply with laws) comply with all laws and Authorisations and with the mandatory requirements of any Government Agency;

(b)	(carry on business) carry on its business in a proper and efficient way;

(c)	(Authorisations) obtain, renew and maintain (and provide to the Lender on request copies of) all Authorisations that are necessary or advisable for the proper and efficient conduct of its business and for:

(i)	the execution, delivery and performance by it, and the validity and enforceability of each Finance Document to which it is party; and

(ii)	the effectiveness as a Security Interest (with the priority contemplated in it) of each Collateral Security to which it is a party;

(d)	(maintain books) maintain proper and adequate books and records in accordance with Accounting Standards and the requirements of all laws;

(e)	(maintain standing) maintain its corporate existence, and ensure that it remains entitled to carry on business and own property in all applicable jurisdictions;

(f)	(maintain physical assets) maintain all of its physical assets in a good state of repair, and replace such assets whenever necessary for the proper and efficient conduct of its business;

(g)	(Secured Property):

(i)	remedy any defect in its or the Lender’s title to the Secured Property; and

(ii)	protect and defend the Secured Property; and

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(h)	(pay Taxes) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that such payment is being contested in good faith adequate reserves are being maintained for those Taxes.

11.2	Negative obligations

The Borrower must not:

(a)	(distributions) without the Lender’s prior written consent and for so long as no Default is subsisting:

(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) to its members, beneficiaries or unitholders or on or in respect of its ordinary shares, preference shares, or equity or joint venture capital (or any class of its share or equity or joint venture capital);

(ii)	repay or distribute any dividend;

(iii)	pay any management, advisory or other fee to or to the order of any of the shareholders, beneficiaries or unitholders of any Obligor;

(iv)	redeem, repurchase, defease, retire or repay any of its share or equity capital, membership or unit interests or subordinated debt or resolve to do so; or

(v)	repay all or any part of any Financial Indebtedness owed to a shareholder, unitholder or beneficiary of that entity under any circumstances.

(b)	(Financial Indebtedness) incur any Financial Indebtedness other than Permitted Financial Indebtedness;

(c)	(acquisitions) other than with the Lender’s prior written consent, acquire an entity or any shares, membership or other interests or securities of or in any entity or a business or undertaking (or, in each case, any interest in any of them), or incorporate any entity;

(d)	(financial accommodation) advance money or make available Financial Indebtedness to or for the benefit of any person;

(e)	(Guarantees) give any Guarantee other than under the Finance Documents;

(f)	(Treasury Transactions) engage in any Treasury Transactions unless that transaction would, in the opinion of the Lender, be a transaction which would ordinarily be carried out by a prudent, responsible person carrying on the Obligor’s business;

(g)	(nature of business) do anything to change materially the nature of its business from that carried on at the date of this document, being the acquisition and development of the Property;

(h)	(no merger) other than with respect to the Merger, enter into any amalgamation, demerger, merger or corporate reconstruction;

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(i)	(arms’ length transactions) subject to any Finance Document, enter into any transaction other than on arms’ length terms in the ordinary course of business for valuable commercial consideration;

(j)	(structure) other than with respect to the Merger, change or consent to a change to its shareholders, its unitholders or its beneficiaries or its share capital or unit or trust structure; or

(k)	(administrator) appoint an administrator without notice to the Lender.

12.	Secured Property undertakings

12.1	Maintenance of Secured Property

The Borrower must:

(a)	Promptly, and in any event by no later than the due date, pay all amounts for which it is liable as owner of the Secured Property, including rates, Taxes, registration and licence fees;

(b)	maintain the Secured Property and its assets in good repair, working order and condition (except for fair wear and tear), consistent with the exercise of that degree of skill, prudence, and good operating practice that would reasonably be expected from a reputable operator of a business similar to its business;

(c)	promptly remedy every defect in its or the Lender’s title to any part of the Secured Property;

(d)	enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to Dispose of any Secured Property other than any Permitted Disposal;

(e)	not do anything or permit anything to be done or fail to do anything which materially lowers or is likely to materially lower the value of the Secured Property;

(f)	take or defend all legal proceedings or other action necessary or desirable for the protection or recovery of any of the Secured Property.

12.2	Negative pledge

The Borrower must not:

(a)	create or permit to exist any Encumbrance over the Secured Property;

(b)	sell or otherwise Dispose of any of its assets on terms which permit or require those assets to be leased to or re-acquired by any other Obligor;

(c)	sell or otherwise Dispose of any of its receivables on recourse terms or securitise its receivables; or

(d)	purchase any asset on terms providing for a retention of title by the vendor or on conditional sale terms or on terms having a similar substantive effect,

other than a Permitted Encumbrance.

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12.3	Insurance

(a)	The Borrower must:

(i)	take out and maintain insurances in connection with the Secured Property which are reasonable and customary for a business enterprise engaged in a similar business and a similar locality and for property of a similar nature, including all insurance required by law;

(ii)	pay when due all premiums and other amounts necessary to keep each insurance policy in force;

(iii)	take out each insurance policy with reputable insurers in the name of the Borrower and, excluding public liability insurances, noting the interests of the Lender;

(iv)	deliver to the Lender on request, certificates of currency in relation to the insurance policies and any other details about the insurance policies that the Lender reasonably requires, evidencing that the Secured Property is sufficiently insured as contemplated in this clause; and

(v)	not do or permit anything to be done, or omit to do or permit not to be done anything that may prejudice or make void or voidable any of the insurance policies.

(b)	If the Borrower receives proceeds from insurance claims the Borrower must promptly notify the Lender and, if so required by the Lender, within 5 Business Days, apply such insurance proceeds (net of related taxes and reasonable expenses) in permanent prepayment of the Facility Limit.

12.4	Access and inspection

Subject to compliance by the Lender and persons acting on the Lender’s behalf with all occupation health and safety requirements, the Borrower must ensure that the Property and its assets, books and records are available for inspection (and in the case of records, for copying) by the Lender and persons authorised by it:

(a)	during business hours on giving reasonable notice; and

(b)	at any time without prior notice while an Event of Default subsists,

and in each case, the Borrower must assist with each inspection (including obtaining any necessary consents or permits of other persons) and ensure that its employees and officers do the same.

13.	Events of Default

13.1	Events of Default

An Event of Default occurs if any one or more of the following events occurs:

(a)	(non-payment) any Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable;

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(b)	(other obligation not complied with) any Obligor defaults in performing or observing any provision of any Finance Document (other than those referred to in clauses 13.1(a)), and if that default is capable of remedy it has not been remedied within 7 Business Days of its occurrence;

(c)	(undertaking not complied with) any Obligor breaches any undertaking given at any time to the Lender or fails to comply with any condition imposed by the Lender in agreeing to any matter (including any waiver);

(d)	(incorrect statement or representation) a statement, representation or warranty made by or on behalf of an Obligor in a Finance Document, or in a document provided in connection with a Finance Document, is untrue, incorrect or misleading in a material respect when made or repeated;

(e)	(cross default)

(i)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(ii)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or review event (however described).

(iii)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of that Obligor as a result of an event of default or review event (however described).

(iv)	Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default or review event (however described).

(f)	(judgment) any judgment is obtained against an Obligor for an amount exceeding $50,000 or its equivalent and is not satisfied or stayed within 10 Business Days;

(g)	(Security Interest) any Security Interest over an asset of an Obligor is enforced or becomes enforceable;

(h)	(Guarantee) any Guarantee is enforced or becomes enforceable against an Obligor;

(i)	(insolvency) an Insolvency Event occurs in respect of an Obligor;

(j)	(enforcement proceedings) execution or distress takes place or is attempted or an order to execute a judgment (however described) is made against an Obligor or any of its assets;

(k)	(Authorisation) any Authorisation which is:

(i)	necessary for the execution, delivery or performance by an Obligor, or the validity or enforceability, of a Finance Document;

(ii)	material to the conduct by an Obligor of its business; or

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(iii)	necessary for the effectiveness as a Security Interest (with the priority contemplated in it) of each Collateral Security,

is not obtained or maintained on terms acceptable to the Lender or is revoked;

(l)	(unenforceability):

(i)	all or part of any Finance Document is terminated, void, avoided, illegal, invalid, unenforceable or limited in its effect; or

(ii)	any party has the right to terminate, rescind or avoid all or part of any Finance Document, or any party other than the Lender so alleges;

(m)	(action by Government Agencies, etc)

(i)	any Government Agency takes any action;

(ii)	there is any claim or requirement of substantial expenditure or alteration of activity under, or breach of, any law; or

(iii)	there is any breach or threatened breach of any Authorisation,

which in the opinion of the Lender would have or be likely to have a Material Adverse Effect or any circumstance arises which may give rise to any such action, claim, requirement or breach;

(n)	(appropriation):

(i)	all or a material part of the assets of an Obligor are compulsorily acquired by a Government Agency or a Government Agency orders the sale or divestiture of those assets; or

(ii)	a Government Agency takes a step for the purpose of doing so or proposes to do so;

(o)	(Material Adverse Event) an event (or series of events (whether related or not)) occurs which, in the opinion of the Lender would have or be likely to have a Material Adverse Effect;

(p)	(Cessation of business) the Borrower ceases, or threatens to cease, to carry on all or a material part of its business;

(q)	(Repudiation) an Obligor repudiates, or evidences an intention to repudiate, any Finance Document;

(n)	(Incapacity) in the case of any Individual Guarantor, his death or the making of an order for the management of affairs of, that individual under any law relating to mental health or to mental and/or physical incapacity; or

(o)	(Review Event) an Event of Default occurs under Clause 13.4.

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13.2	Effect of Event of Default

(a)	If an Event of Default occurs:

(i)	the Higher Rate applies in accordance with clause 5.5; and

(ii)	the Lender may:

(A)	by notice to the Borrower, declare that the Secured Money is immediately due and payable and cancel the whole or any part of the Total Facility Limit (reducing it to zero) with immediate effect;

(B)	take enforcement action under any Security or other Finance Document; and

(C)	exercise any other right or power conferred by law or equity under any Finance Document.

(b)	On receipt of a notice under clause 13.2, the Borrower must immediately pay the Secured Money to the Lender.

13.3	Investigating Accountants

The Lender may at any time after an Event of Default has occurred and is subsisting, appoint Investigating Accountants to investigate the affairs and financial position of the Borrower. The Borrower:

(a)	unconditionally authorises the Investigating Accountants to take the action which is reasonably necessary or desirable for the investigation. This does not include the power to manage the Borrower’s business;

(b)	agrees to give the Investigating Accountants all reasonable assistance for that purpose; and

(c)	unconditionally authorises the Investigating Accountants to disclose to the Lender and its advisers all information and documentation in connection with the investigation. The Borrower must pay the costs and expenses of the investigations immediately on demand by the Lender.

13.4	Review Event

(a)	Unless the Lender has given its prior written consent, it is a Review Event if:

(i)	a change of Control of the Borrower (from that subsisting at the date of this document) occurs (other than with respect to the Merger); or

(ii)	the Borrower enters into any amalgamation, demerger, merger or corporate reconstruction (other than with respect to the Merger).

(b)	If a Review Event occurs, then:

(i)	at the request of the Lender, the Borrower must meet promptly with the Lender to discuss the Review Event and agree a strategy to rectify or remedy the circumstances giving rise to the Review Event; and

(ii)	if no agreement is reached between the Lender and the Borrower within 14 days of the occurrence of the Review Event, an Event of Default will occur and the Lender may notify the Borrower that it must repay the Facility Limit within 7 days from the date of that notice and that the Facility is cancelled

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13.5	Notice to be in writing

Any notice given by one party to the other under this clause 13 must be written.

14.	Lender undertakings post-Merger

The Lender agrees that, provided that the Merger has completed in a manner satisfactory to the Lender (acting reasonably), the Lender shall:

(a)	promptly discharge each Individual Guarantor from the Individual Guarantee and Indemnity and terminate the Individual Guarantee and Indemnity; and

(b)	to the extent that any such financier is not refinanced by the Lender, agree to rank behind the current secured lenders to OpenMarkets (being Westpac Banking Corporation and PFG) with respect to any security granted to the Lender by OpenMarkets.

15.	Increased costs and change of law

15.1	Increased costs

Whenever:

(a)	the introduction of or any change in any applicable law or regulatory requirement or its interpretation or administration by any Government Agency, or if compliance by the Lender or any Related Corporation of the Lender with any applicable direction, request or requirement (whether having the force of law or not and whether existing or future) of any Government Agency (each a “Regulatory Change”):

(i)	subjects the Lender or any Related Corporation of the Lender to any Tax with respect to any Finance Document;

(ii)	changes the basis of taxation of any payment due or to become due to the Lender with respect to any Finance Document;

(iii)	imposes, modifies or deems applicable any capital, liquidity, reserve or prudential requirement or requires the making of any special deposit against or in respect of any assets or liabilities (whether actual or contingent) of, deposits with or for the account of, or loans by, the Lender or any Related Corporation of the Lender; or

(iv)	imposes on the Lender or any Related Corporation of the Lender any other condition affecting any Finance Document; and

(b)	the result is directly or indirectly:

(i)	to increase the cost to the Lender, or any Related Corporation of the Lender, of the provision or maintenance by the Lender of all or any part of the Facility, or the performance by the Lender of its obligations under any Finance Document;

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(ii)	to reduce the effective rate of return (whether on capital assets, deposits or otherwise) under any Finance Document or the amount of any payment received by the Lender under any Finance Document; or

(iii)	to require the Lender or any Related Corporation of the Lender to make a payment or to forgo or suffer a reduction in return on or calculated by reference to any amount payable to the Lender under any Finance Document, then, after receiving notice from the Lender stating the nature of the relevant Regulatory Change, the Borrower must pay to the Lender on demand from time to time, and the Borrower indemnifies the Lender in respect of, each amount which the Lender claims is necessary to compensate the Lender, or Related Corporation of the Lender, for the additional cost, reduction or payment, calculated from the day on which it was first incurred, suffered or made by the Lender or the Related Corporation of the Lender.

15.2	Indirect cost, reduction or payment

The Lender may claim compensation under clause 15.1, not only for an additional cost, reduction or payment directly attributable to this document or any other Finance Document, but also for that proportion of any additional cost, reduction or payment which the Lender determines is fairly attributable to this document or any other Finance Document.

15.3	Prepayment following increased cost

If the Borrower has received a notice from the Lender under clause 15.1 and that notice has not been withdrawn by the Lender, the Borrower may, by notice given to the Lender:

(a)	terminate the Lender’s obligation to make available any Advance; and

(b)	elect to prepay the Secured Money on the next date that interest is due and payable (“Interest Payment Date”) or, if the next Interest Payment Date falls less than 30 days after the date the Lender receives that notice, on the second following Interest Payment Date.

15.4	Effect of notice following increased cost

Any notice given by the Borrower under clause 15.3:

(a)	is effective upon receipt by the Lender;

(b)	is irrevocable; and

(c)	binds the Borrower to act in accordance with any election made in that notice.

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15.5	Change of law

If, in the opinion of the Lender:

(a)	a law or a directive or request (whether or not having the force of law) of any Government Agency not in effect at the date of this document; or

(b)	an amendment after the date of this document to, or a change after the date of this document in the interpretation or application of, a law or a directive or request (whether or not having the force of law) of a Government Agency, makes or will make it illegal in any jurisdiction, or otherwise impracticable or impossible, for the Lender to provide or continue to make the Facility available, the Lender may give notice (a “Change of Law Notice”) to the Borrower that it considers that this has happened or that it will happen.

15.6	Date on which future change of law will occur

If the Lender states in a Change of Law Notice that it considers that it will become illegal, impossible or impracticable to provide or continue to make the Facility available, the Lender may specify a date in that notice as the date on which it considers that this will happen. The Lender may also give further notices (each a “Follow-Up Notice”) specifying:

(a)	a date (or a different date) as the date on which it considers that this will happen; or

(b)	that it has happened.

15.7	Termination of Lender’s obligations

If the Lender gives a Change of Law Notice, its obligation to make any Advance available then terminates.

15.8	Prepayment before change of law

If the Lender gives a Change of Law Notice or a Follow-Up Notice specifying a date on which it considers it will become illegal or impracticable to provide or continue to make the Facility available, the Borrower must prepay the Secured Money:

(a)	on the last Interest Payment Date occurring before the date specified in the latest such notice; or

(b)	if there is no Interest Payment Date before the specified date, on the last Business Day before the specified date

15.9	Prepayment following change of law

If the Lender gives a Change of Law Notice or a Follow-Up Notice stating that it considers that it has become illegal or impracticable to provide or continue to make the Facility available, the Borrower must immediately prepay the Secured Money.

16.	Costs and expenses

The Borrower must immediately pay on demand all reasonable costs and expenses of the Lender, a Receiver and an Attorney relating to or in connection with:

(a)	any variation to, or discharge of, any Finance Document;

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(b)	the exercise, enforcement, protection or waiver, or attempted exercise, enforcement or protection, of any Power;

(c)	any Default or Review Event;

(d)	the giving by it of a consent or approval in connection with the Finance Documents; and

(e)	any enquiry by any Government Agency concerning any Obligor, the use of the Facility or the involvement of the Lender in the Finance Documents,

including any legal costs and expenses (on a full indemnity basis).

17.	General Indemnity

The Borrower must immediately indemnify the Lender on demand against any Loss by the Lender (and, in the case of paragraph (g) below, any of its officers) in respect of any of the following:

(a)	funding, or making arrangements to fund, an Advance requested by the Borrower in a Drawdown Notice but not made by reason of the operation of any provision of this document (other than by reason of default or negligence by the Lender alone);

(b)	the occurrence of any Default, or investigating any event which it reasonably believes is a Default;

(c)	the exercise by the Lender of any Power;

(d)	any payment required under a Finance Document not being made on its due date;

(e)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(f)	any information produced or approved by an Obligor under or in connection with the Finance Documents or the transactions they contemplate being or being alleged to be misleading or deceptive in any respect,

(g)	instructing lawyers, accountants including cost accountants), tax advisers, surveyors or other experts or professional advisers as permitted under this document,

including all legal costs and expenses in connection with the above on a full indemnity basis.

18.	Preserving the Lender’s Powers

18.1	Preservation

(a)	The fact that the Lender exercises, does not exercise, or delays the exercise of, any Power does not affect, or constitute a representation in relation to, the Power or any other Power.

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(b)	Without limiting paragraph 18.1(a), the fact that the Lender exercises a Power does not prevent the Lender from exercising that Power again.

(c)	Unless expressly provided in a Finance Document, no Power nor any Finance Document merges in, adversely affects or is adversely affected by any other Power or Finance Document or any Security Interest, judgment or, remedy which the Lender (or anyone claiming through it) may have or obtain.

18.2	No obligation to exercise rights or give consent

The Lender may:

(a)	exercise or not exercise any Power;

(b)	give or not give its consent; and

(c)	make or not make a decision,

under a Finance Document in its absolute discretion unless the Finance Document expressly provides otherwise. A consent given by the Lender subject to conditions does not take effect until the conditions are complied with to the satisfaction of the Lender. A consent by the Lender is only effective if in writing.

18.3	Powers

(a)	Any of the Lender’s rights and powers provided by the Finance Documents are cumulative and not exclusive of any other rights, powers, discretions or remedies provided by law.

(b)	Where a Power under the Finance Documents is inconsistent with a Power at law, the Finance Documents prevail to the extent permitted by law. A Power at law is not inconsistent with the Finance Documents merely because it is more extensive than a similar Power in the Finance Documents or because there is no similar Power in the Finance Documents.

18.4	Choice of securities and Guarantees

The Lender need not resort to any Security Interest, Guarantee, or any other Power before resorting to any other of them.

18.5	Indemnities generally

(a)	Each indemnity in the Finance Documents:

(i)	is absolute and unconditional;

(ii)	is a continuing obligation despite any settlement of account or the occurrence of any other thing;

(iii)	must be discharged without set-off, deduction, abatement, counterclaim, suspension or deferment;

(iv)	constitutes a separate and independent obligation of the party giving the indemnity from its other obligations under the Finance Documents; and

(v)	survives termination of any Finance Document.

(b)	It is not necessary for the Lender to incur an expense or make a payment before enforcing a right of indemnity conferred by a Finance Document.

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18.6	Consent and waivers

A consent or waiver by the Lender in relation to the Finance Document is effective only if in writing.

18.7	Avoidance of transaction

If there is an Avoidance of Payment and that claim is upheld or settled then:

(a)	the liability of each Obligor under each Finance Document and each Power will be what it would have been but for the Avoidance of Payment; and

(b)	each Obligor must immediately execute all documents and do all other things necessary or required by the Lender to restore the Lender to the position it was in immediately before the Avoidance of Payment (including reinstating any Finance Document), even if the Lender knew or ought to have known that the payment or transaction was void, voidable, unenforceable or defective.

18.8	Moratorium legislation

A moratorium does not apply to a Finance Document or the recovery of the Secured Money unless:

(a)	the Lender agrees in writing that it does; or

(b)	it cannot be excluded by law.

19.	Assignment and substitution

19.1	By an Obligor

No Obligor may assign or otherwise deal with its rights under any Finance Document without the prior written consent of the Lender.

19.2	By Lender

The Lender may at its own cost assign or transfer all or any of its rights or obligations under the Finance Documents at any time provided only that it notifies the Borrower.

19.3	Transferor released from its obligations

The Lender will be released from any obligations transferred by it under clause 19.2 on the transfer taking effect.

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19.4	Sub-participation permitted

Nothing in this clause 19 prevents the Lender granting by way of sub-participation (being the entry by the Lender into contractual relations with a person in relation to the Finance Documents without conferring any rights under the Finance Documents) all or part of the Lender’s rights under the Finance Documents.

19.5	Disclosure of information

Despite clause 24.2, the Lender may disclose to the Lender’s potential assignee or transferee, or to any person proposing to enter into contractual arrangements (including sub-participations) with the Lender in relation to the Finance Documents, any information about any Obligor as the Lender wishes.

20.	Registration of Security Interest

20.1	PPSA Further Steps

If the Lender determines that this document (or a document or transaction in connection with this document) is or contains a Security Interest, each Obligor agrees to do anything (such as obtaining consents, signing and producing documents, getting documents completed and signed and supplying information) which the Lender asks and considers necessary for the purposes of:

(a)	ensuring that the Security Interest is enforceable, perfected (including where possible, by control in addition to registration) and otherwise effective;

(b)	enabling the Lender to apply for any registration, or give any notification, in connection with the Security Interest so that the Security Interest has the priority required by the Lender; or

(c)	enabling the Lender to exercise rights in connection with the Security Interest.

20.2	Costs of further steps and undertaking

Everything an Obligor is required to do under this clause shall be at the Obligor’s expense. The Obligor agrees to pay or reimburse the costs of the Lender in connection with anything the Obligor is required to do under this clause.

20.3	No PPSA notice required unless mandatory

The Lender need not give any notice under the PPSA (including a notice of a verification statement) unless the notice is required by the PPSA and cannot be excluded.

21.	Discharge of Security

21.1	Discharge of Security

(a)	The Lender agrees that following repayment of the Secured Money, it will discharge and release (as applicable) any Security.

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(b)	The Borrower acknowledges and agrees that it is responsible for paying all reasonable costs incurred by the Lender in connection with any discharge or release (whether partial or not) pursuant to this clause.

21.2	Reinstatement of rights

In the event that:

(a)	after the Lender applies any amount against the Secured Moneys, the Lender is obliged to make a payment in respect of the amount so applied by it to another person; or

(b)	any payment by or on behalf of the Borrower or any other Obligor to the Lender is subsequently avoided or conceded to be or compromised as being void or voidable, under any laws relating to insolvency or the protection of creditors or to any other matter or event whatsoever:

(i)	such application or payment shall be deemed not to have discharged the liability of the Borrower or Obligor notwithstanding any release, settlement or discharge which may have been given on the faith of any such application or payment; and

(ii)	the Lender and the Borrower or relevant Obligor shall be restored to the position in which they respectively would have been but for such application or payment, and shall be entitled to exercise all such rights and be subject to the liabilities which they respectively would have had if such payment, release, discharge or settlement had not been made or given; and

(iii)	the Borrower and each other Obligor shall take all such steps and sign all such documents as may be required by the Lender in connection with the replacement or reinstatement of this agreement and any Collateral Security previously held by the Lender and shall pay all costs, expenses, duties and fees in connection with such reinstatement.

22.	GST

22.1	Amounts GST exclusive

Unless expressly indicated to the contrary in this document, all payments to be made by an Obligor under or in connection with any Finance Document have been calculated without regard to GST.

22.2	GST payable

If all or part of any such payment is the consideration for a taxable supply for GST purposes then, when the Obligor makes the payment:

(a)	it must pay to the Lender an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST; and

(b)	the Lender will promptly provide to the Obligor a tax invoice complying with the relevant GST legislation.

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22.3	Reimbursement

Where under any Finance Document an Obligor is required to reimburse or indemnify for an amount, the Obligor will pay the relevant amount (including any sum in respect of GST) less any GST input tax credit the Lender determines that it is entitled to claim in respect of that amount.

23.	Notices

23.1	Notice in writing

Any notice given under this document must be in writing and must be signed by the party giving the notice or any Authorised Representative of that party.

23.2	Address for service

Unless and until that party provides notice of a different address or facsimile number to the other parties to this document, its address for service of notices shall be:

(a)	if it is the Lender:

Address:	c/o BMY Group Pty Ltd, Level 4, 342-348 Flinders Street Melbourne VIC 3000
Email:	julius.w@bmyg.com.au
Attention:	Julius Wei

(b)	if it is the Borrower:

Address:	Level 14, 5 Martin Place Sydney NSW 2000
Email:
Attention:	Brock Janiczak and Ivan Tchourilov.

23.3	Notice takes effect when received

Unless a later time is specified in a notice, the notice takes effect from the time it is received.

23.4	Deemed receipt

A notice is taken to be received:

(a)	in the case of a notice delivered by hand, when so delivered; and

(b)	in the case of a notice sent by pre-paid post, on the fourth clear Business Day after the date of posting.

23.5	Email communication

Each Obligor acknowledges that communication by e-mail is not a secure means of communication and involves higher risk of manipulation, distortion or attempted fraud and may be of poor quality and unclear. Each Obligor hereby authorises the Lender to accept and act on an e-mail instruction without verification. Each Obligor agrees to indemnify the Lender in respect of all claims, liabilities, costs, charges or expenses of any nature incurred or suffered by the Lender or as a result of the Lender acting on a communication provided by e-mail.

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24.	General

24.1	Obligor’s acknowledgement

(a)	Each Obligor irrevocably acknowledges and agrees that due to the particular commercial circumstances of the Facility, the terms and conditions of this document and each other Finance Document and the applicable interest rates, are reasonable consideration for the Facility provided to the Borrower.

(b)	Each Obligor has fully considered the financial and commercial aspects of the Facility, has sought independent legal advice and has had the opportunity to seek financial, accounting and other professional advice as it deems necessary.

24.2	Confidentiality

Each party agrees not to disclose information provided by any other party that is not publicly available (including the existence or contents of any Finance Document) except:

(a)	subject to the Borrower’s prior consent (such consent not to be unreasonably withheld), by the Lender in connection with the marketing of its business (including by including information about this document on its website);

(b)	to any person in connection with an exercise of rights or a permitted dealing with rights or obligations under a Finance Document(including in connection with preparatory steps such as negotiating with any potential assignee or potential sub- participant or other person who is considering contracting with the Lender in connection with a Finance Document);

(c)	to legal and other advisers and auditors of an Obligor or the Lender;

(d)	to any party to this document or any Related Corporation of any party to this document provided the recipient agrees to act consistently with this clause 24.2;

(e)	with the consent of the party who provided the information (such consent not to be unreasonably withheld); or

(f)	as required by any law or stock exchange.

24.3	Notification from Borrower

If a Borrower is required under a Finance Document to notify the Lender about anything, it must do so in writing.

24.4	Lender may set off

Without any demand or notice, the Lender may, if an Event of Default is subsisting, set off and apply indebtedness it owes to any Obligor (whatever the currency) against any money owing to it by any Obligor under any Finance Document:

(a)	whether the amount owed by the Lender or the Obligor is owed by it alone or with any other person; and

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(b)	whether or not the amount owed by the Lender or the Obligor is immediately payable.

Each Obligor irrevocably authorises the Lender to do anything necessary (including to sign any document and effect appropriate currency exchanges) for that purpose.

24.5	Obligor may not set off

No Borrower may (either directly or indirectly) claim, exercise or attempt to exercise a right of set off or counterclaim against the Lender (whether the right is the Obligor’s or any other person’s) or any other right which might have the effect of reducing the Secured Money.

24.6	Notices or demands as evidence

A notice or certificate from or demand by the Lender stating:

(a)	that a specified sum of money is owing or payable under a Finance Document; that an Event of Default has occurred; or

(b)	that an Event of Default has occurred; or

(c)	any other fact or determination relevant to the rights or obligations of the Lender or an Obligor under a Finance Document, is taken to be correct unless the contrary is proved.

24.7	Severability

(a)	A construction of a Finance Document that results in all provisions being enforceable is to be preferred to a construction that does not.

(b)	If, despite the application of paragraph (a), a provision of a Finance Document is illegal or unenforceable:

(i)	and it would be legal, enforceable and not have a contrary meaning if words were omitted, then those words are omitted; and

(ii)	in any other case, the whole provision is severed, and the remainder of the Finance Document continues in force. If the provision subsequently becomes legal and enforceable, the provision will be reinstated.

24.8	Entire agreement

The Finance Documents contain all the terms on which the Facility is or will be provided and supersede all prior communications.

24.9	Further assurances

Each party must do everything reasonably necessary (including executing or producing documents, getting documents executed or produced by others and obtaining consents) to give effect to this document (including the transactions contemplated by it).

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24.10	Variations

A variation of a Finance Document must be in writing and signed by or on behalf of each party to it.

24.11	Indemnities

Each indemnity is a continuing obligation, separate from the other obligations of the parties, and continues after this document ends. A party may enforce a right of indemnity at any time (including before it has incurred loss).

24.12	Authorised Representatives and communications

Each Obligor irrevocably authorises the Lender to rely on:

(a)	a certificate by any person purporting to be a director or secretary of the Obligor as to the identity and signatures of its Authorised Representatives. Each Obligor warrants that those persons have been authorised to give notices and communications under or in connection with the Finance Documents; and

(b)	any notice or other document contemplated by any Finance Document which bears the purported signature (whether given by facsimile or otherwise) of an Authorised Representative of the Obligor.

24.13	Term of obligations

Each of an Obligor’s obligations in the Finance Documents continues from the date of the relevant document until the Secured Money is fully and finally repaid.

24.14	Suspense account

(a)	If an Event of Default occurs which is continuing, the Lender may credit money received in or towards satisfaction of the Secured Money (including dividends received in any insolvency) to a suspense account. The Lender may (acting reasonably) keep the money in that account for as long as, and at whatever interest rate, the Event of Default is continuing. The Lender may (acting reasonably) apply the money (including interest) to reduce the Secured Money while the Event of Default is continuing.

(b)	If the Secured Money has been fully and finally paid or discharged and the Lender is satisfied (acting reasonably) that such payment or discharge is not liable to be set aside, avoided or reversed, then the balance standing to the credit of the suspense account and any accrued interest will be paid to or for the account of the Borrower for distribution to the Obligors entitled to it and the Lender will have no further liability in relation to it.

24.15	Appointment of attorney

Each Obligor for valuable consideration irrevocably appoints the Lender and each Authorised Representative of the Lender separately as its attorney to do anyone or more of the following on the Obligor’s behalf and in the name of the Obligor (as applicable) or the attorney on the occurrence of an Event of Default which is subsisting:

(a)	anything which the Obligor must do under a Finance Document or under law in connection with a Finance Document;

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(b)	anything which, in the opinion of the attorney, gives effect to a Power or its exercise;

(c)	anything which the attorney considers necessary or expedient for giving effect to or perfecting any Finance Document;

(d)	prove in the Insolvency Event of any Obligor, including executing any documents, and the Obligor agrees to ratify anything done by an attorney under this appointment;

(e)	anything to protect the conditions set out in this document; and

(f)	anything to protect the Security.

24.16	Attorneys appointed under this document - general provisions

(a)	An Attorney may delegate its powers (including the power to delegate) to any person for any period and may revoke the delegation.

(b)	Each appointment of attorney under this document by an Obligor is made to secure the performance by the Obligor of the Obligor’s obligations under each Finance Document to which it is party.

(c)	The power of attorney created in clause 24.15 is irrevocable until such time as the Lender by notice in writing certifies that all Secured Money has been paid.

(d)	The Obligor indemnifies the Lender against all loss and damage, costs and expenses suffered or incurred by the Lender as a result of exercise of the power of attorney under clause 24.15 or as a result of any breach of any of the covenants and conditions contained in or implied by this document.

24.17	Attorneys

Each attorney signing this document under a power of attorney certifies, by the attorney’s signature, that the attorney has no notice of the revocation of the power of attorney.

24.18	Counterparts

This Agreement may be executed in any number of counterparts.

24.19	Governing law, jurisdiction and service of process

(a)	This Agreement is governed by the laws of Victoria.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria. Each party waives any right it has to object to an action being brought in those courts, including by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

(c)	Without preventing any other mode of service, any document in an action or process may be served on any party by being delivered to or left for that party at its address for service of notices under this document.

(d)	Each Obligor appoints the Borrower as its agent to accept service of process under or in connection with the Finance Documents. The Borrower accepts the appointment. The appointment may not be revoked without the Lender’s consent.

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Schedule 1 – Key Details

Key Details
Item 1	Facility Limit	$400,000 inclusive of all capitalised interest and fees accrued in accordance with this document.

Item 2	Repayment Date	The date falling 9 months after the date of Financial Close.

Item 3	Establishment Fee	$10,000.

Item 4	Higher Rate	The rate per annum equal to the sum of the Lower Rate and 4.00% per annum.

Item 5	Lower Rate	12.00% per annum.

Item 6	Minimum Repayment Date	The date falling 6 months after the date of Financial Close.

Item 7	Individual Guarantors	Brock Janiczak and Ivan Tchourilov.

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Schedule 2 – Conditions Precedent to initial Advance

1.	(Verification Certificate) A verification certificate given by one director of the Borrower substantially in the form as set out in Schedule 5, with the attachments referred to in that form, and dated no earlier than three days before Financial Close.

2.	(Finance Documents) fully executed copies of this document, the Individual Guarantee and Indemnity, and the Security (where relevant, in registrable form, together with all documents that the Lender requires to enable it to register any of the Finance Documents with any Governmental Agency).

3.	(Know Your Customer) completion of the Lender’s KYC Checks in respect of each Obligor and any other person for whom the Lender reasonably believes that an applicable customer identification procedure must be conducted in connection with the Finance Documents and the transactions contemplated by those documents.

4.	(Searches and Inquiries) all searches and inquiries with respect to each Obligor and the Property (including ASIC, PPS Register and credit searches obtained for each Obligor) are satisfactory to the Lender.

5.	(Individual Guarantor Document) with respect to each Individual Guarantor, provision to the Lender of a certificate of independent legal advice given by an Australian legal practitioner (or waiver of independent legal advice) in a form and substance acceptable to the Lender in its absolute discretion.

6.	(other) any other items or information that the Lender may request.

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Schedule 3 – Drawdown Notice

To: ENHANCED INVESTMENTS PTY LTD ACN 639 583 930

Attention:

Date:

Facility Agreement – Tradefloor Holdings Pty Ltd

We refer to the Facility Agreement dated ___________2020 (Facility Agreement) between Enhanced Investments Pty Ltd ACN 639 583 930 (as Lender) and Tradefloor Holdings Pty Ltd ACN 603 342 329 (as Borrower).

This is a Drawdown Notice.

Capitalised terms used in this Drawdown Notice have the same meaning given in the Facility Agreement, unless the context otherwise requires.

1.	The Borrower gives you notice that it wishes to draw the Advance as follows:

Drawdown Date:	[Insert Details]	15/05/2020
Amount:	[Insert Details]	[***]

The proposed drawdown is to be paid to: [Insert Details]

Account Number:	[***]

Account Name:	[***]

Bank:	[***]

Branch:	[***]

BSB:	[***]

The purpose of the proposed drawdown [Insert purpose].

2.	We confirm that:

(a)	the representations and warranties made by the Borrower in the Facility Agreement will be true and not misleading (whether by omission or otherwise) on the date of this Drawdown Notice and on the Drawdown Date with reference to the facts and circumstances then subsisting; and

(b)	no Default is subsisting or will result from the making of the Advance.

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SIGNED by TRADEFLOOR HOLDINGS	)
PTY LTD ACN 603 342 329 in accordance	)
with section 127 of the Corporations Act:	)

/s/ Ivan Tchourilov	/s/ Brock Janiczak
Director/Secretary (Signature)	Director/Secretary (Signature)

Ivan Tchourilov	Brock Janiczak
Full name (please print)	Full name (please print)

☐ tick here if sole Director and Sole Secretary

15/05/2020	15/05/2020
Date	Date

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Schedule 4 - Verification Certificate

[BORROWER LETTERHEAD]

Date:

To: ENHANCED INVESTMENTS PTY LTD ACN 639 583 930

Attention:

Verification Certificate

We refer to the Facility Agreement dated ____________2020 (Facility Agreement) between Enhanced Investments Pty Ltd ACN 639 583 930 (as Lender) and Tradefloor Holdings Pty Ltd ACN 603 342 329 (as Borrower).

I am a director of Tradefloor Holdings Pty Ltd ACN 603 342 329 (Company) and am authorised to give this verification certificate.

Expressions defined in the Facility Agreement apply in this verification certificate.

I certify that:

1.	Attachments

Attached are true, complete and up-to-date copies of the following documents, which have not been revoked, suspended or amended:

(a)	(Constituent documents) the certificate of registration and constitution of the Company;

2.	Corporate documents and Authorisations

(a)	No Obligor requires any Authorisations which have not been disclosed to you or otherwise obtained.

(b)	There are no other documents which evidence any other necessary corporate or other action by any Obligor in connection with the Finance Documents to which it is a party. Without limiting this, each Obligor has the capacity, authority and has obtained all necessary consents to enter into the Security to which it is a party.

3.	Corporations Act

The Company is not prevented by Chapter 2E or any other provision of the Corporations Act from entering into and performing any Finance Document to which it is expressed to be a party.

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4.	Directors’ meeting

At a properly convened and properly held meeting of duly appointed directors of the Company, at which a quorum of directors entitled to vote was present and acting, resolutions were duly passed:

(a)	approving the terms of each Finance Document to which the Company is expressed to be a party and the transactions contemplated by them;

(b)	resolving that the Company’s entry into each Finance Document to which it is named as a party is for the commercial benefit of, and in the best interests of, the Company;

(c)	authorising the Company to enter into, sign, deliver and perform each Finance Document (and any related ancillary document) to which it is named as a party;

(d)	appointing the persons listed in paragraph 7 as the Authorised Representatives of the Company.

All provisions in the Corporations Act and the constitution of the Company relating to the declaration of directors’ interests and the powers of interested directors to vote were duly observed at or before the meeting.

Minutes recording the resolutions referred to above were prepared and recorded in accordance with section 251A of the Corporations Act.

5.	Solvency

The Company is able to pay all of its debts as and when they become due and payable. There are no grounds for suspecting that it will not continue to be able to do so after entering into the Finance Documents (and after incurring any other liability which it proposes to incur around the time it enters into them).

6.	No Material Adverse Effect

Nothing has occurred since the date of the financial statements given to the Lender under and in accordance with the Facility Agreement which might reasonably be expected to have a Material Adverse Effect.

7.	Authorised Representatives

The following persons are notified as Authorised Representatives of the Company with their specimen signatures:

Name	Position/title	Date of birth

Ivan Tchourilov	MD	08/12/1987	/s/ Ivan Tchourilov
[ ]	[ ]	[ ]

Brock Janiczak	CTO	07/10/1981	/s/ Brock Janiczak
[ ]	[ ]	[ ]

[ ]	[ ]	[ ]

/s/ Ivan Tchourilov
Signature of director

Ivan Tchourilov
Name of director

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Executed as an Agreement

Borrower

EXECUTED by TRADEFLOOR	)
HOLDINGS PTY LTD ACN 603 342 329)
930 accordance with section 127 of the	)
Corporations Act:

/s/ Ivan Tchourilov	/s/ Brock Janiczak
Director/Secretary (Signature)	Director/Secretary (Signature)

Ivan Tchourilov	Brock Janiczak
Full name (please print)	Full name (please print)

15/05/2020	15/05/2020
Date	Date

Lender

EXECUTED by ENHANCED	)
INVESTMENTS PTY LTD ACN 639 583)
930 accordance with section 127 of the	)
Corporations Act:

/s/ Songyu Gao	/s/ Ruihao Wei
Director/Secretary (Signature)	Director/Secretary (Signature)

Songyu Gao	Ruihao Wei
Full name (please print)	Full name (please print)

15/05/2020	15/05/2020
Date	Date

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